SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
         Date of report (Date of earliest event reported): June 10, 2002

                         GOSUN COMMUNICATIONS LTD., INC.

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               (Exact name of Registrant as Specified in Charter)

           Texas               000-18257                  91-1939829
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(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)

       80 Zhong Shan Er Road, Guangzhou, People's Republic of China 510080
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                    (Address of Principal Executive Offices)
       Registrant's telephone number, including area code (8620) 8387-9773

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          (Former name or Former Address, if Changed Since Last Report)

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Item 1. Change in Control of a Subsidiary of a Subsidiary of the Registrant.

         On June 10 and August 29, 2002, pursuant to approval from the board of directors of Guangdong Gosun Communication Chain Operation Co., Ltd. ("GGCCO"), a subsidiary of the wholly-owned subsidiary of the registrant, Guangdong Gosun Telecommunication Co., Ltd. (the "Subsidiary"), Guangdong Gosun Network Science & Technology Co., Ltd., a Chinese entity, invested RMB10,000,000 in each period (totally USD$2,421,308) in GGCCO in consideration for 84% of the total outstanding shares of GGCCO. The Subsidiary thereafter owns the remaining 16% of the total outstanding shares of GGCCO.

         The investment was certified under a "Capital Appraisal Report" issued by Guangdong Zhihe Certified Public Accountants on June 13 and August 30, 2002, and under an "Asset Appraisal Report" issued by Guangdong Nanyue Appraisal Co., Ltd. on June 13 and August 30, 2002.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GOSUN COMMUNICATIONS LTD., INC.

Date  September 11, 2002
                                    By /s/ Yi-biao Chen
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                                    Name: Yi-biao Chen
                                    Title:  Chairman of the Board